Exhibit 5

Thomas L. Seifert, P.C.
405 Park Avenue, Suite 1202
New York, NY 10022
TEL: (212) 310-0541

October 7, 2004

Board of Directors
Moscow CableCom Corp.
405 Park Avenue, Suite 1202
New York, NY 10022

Re:       Registration Statement on Form S-3

Gentlemen:

            I have served as counsel for Moscow CableCom Corp., a Delaware corporation (the "Company"), in connection with the proposed sale by certain stockholders of a maximum of 2,250,000 shares of Common Stock of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Registration Statement").

            As counsel to the Company, I have examined the Registration Statement, including the Prospectus contained therein, and such other documents as I have deemed necessary or appropriate in order to express the opinion set forth below.  In connection with my opinion hereinafter given, I have examined and relied upon originals, or copies, certified or otherwise, identified to my satisfaction, of such agreements, documents, certificates and other statements of government officials, corporate officers and representatives and other documents as I have deemed relevant and necessary as a basis for such opinion.  In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity with the original documents of documents submitted to me as copies.

            Based upon the foregoing, I am of the opinion that the Shares which are issued and outstanding on the date hereof have been duly authorized and legally issued and are fully paid and non-assessable.

            I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus included in the Registration Statement.  In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                                                                                    Very truly yours,

                                                                                                    /s/ Thomas L. Seifert, P.C.

                                                                                                    Thomas L. Seifert